Exhibit 10.2

(English Translation)

LABOR CONTRACT

Party A: Shaanxi Aoxing Pharmaceutical Co., Ltd.
Address: Chenyangzhai, Xianyang
Legal Representative: Ronghua Wang

Party B: Ronghua Wang
Address: Shenjia Xiaoqu, Floor 21, Room 3103, Qindu District, Xiayang
ID number: xxxxxxxxxxxxxxx

Party A and Party B (the “Parties”) hereby enter into the following agreement pursuant to the Labor Contract Law of the People’s Republic of China and other relevant regulations:

I.	Term of Employment

1.	Part A agrees to employ Party B and enter into this labor contract (the “Agreement”).

2.
Party B shall provide Party A with any requested documentations such as copies of his identification card, diplomas and qualification certificates. Party A may not return such documentations upon termination of the employment.

3.	This Agreement is subject to a fixed term of five years (the “Term”).

II.	Compensation and Bonus

1.	The amount of Party B’s salary shall be determined by Party A according to relevant laws and regulations and taking into consideration Party B’s position and the operating status of the company.

2.	Party A may grant a raise in salary to Party B based on his work performance and the company’s earning status. No raise shall be granted if Party B fails to reach required performance threshold.

3.
Party A may grant bonus to Party B if he (i) acts as a role model in compliance with the company’s policies; (ii) makes significant contributions to the company; (iii) brings technical innovation to the company; or (iv) helps the company to obtain remarkable business benefits.

4.
The amount of Party B’s year-end bonus shall be determined by Party A taking into consideration the company’s operating results, Party B’s position and work performance, and Party B’s length of service in the company.

III.	Holidays and Vacations

1.	Party B shall devote 8 hours per day and five and half days per week to the performance of his duties under this Agreement (a total of 44 hours per week).

2.
Party B shall be entitled to paid marriage leave, maternity leave and bereavement leave in accordance with the laws and regulations, in addition to the official regulatory holidays and vacations. If Party B works upon Party A’s request on any of the official regulatory holidays and vacations, Party A shall allow Party B to roll over vacation times or pay overtime.

IV.	Work Arrangements and Training

1.	Party B is subject to Party A’s arrangements and alteration of Party B’s work duties.

2.
During the Term of the Agreement, Party A shall provide Party B with training on and education of the company’s code of ethics, technical skills, production safety compliances and other company policies.

3.
Upon the completion of Party B’s training, the Parties shall determine Party B’s term of service through consultation. Party B shall compensate Party A for all training fees if he breaches the agreed term of service.

V.	Labor Insurance and Social Security

Party B’s labor insurance and medical care have already been covered by his former employer. Party A will not cover such fees.

VI.	Termination of the Agreement

1.	Party A may terminate the Agreement under the following circumstances:
(1)	Party A experiences material changes of operation;
(2)	Party B is incompetent in his work duties;
(3)	Party B conducts serious violation of company policies;
(4)	Party B’s serious gross negligence and malpractice cause material damage to Party A; or
(5)	Party B is held in detention, reeducation through labor or sentenced to imprisonment for violating laws.

2.	Party B may terminate the Agreement under the following circumstances:
(1)	Party A fails to provide labor protection or working conditions as prescribed under this Agreement;
(2)	Party A fails to pay compensations to Party B as prescribed under this Agreement; or
(3)	Party A’s corporate policies are against the laws and regulations and detrimental to Party B’s benefits.

3.
During the Term of the Agreement, Party B may resign from his position with proper reasons upon one month notice with Party A’s prior consent. Party B shall compensate Party A for training fees. Party B shall compensate any damage caused to Party A by Party B’s resignation without Party A’s prior consent.

VII.	Rights and Ethics

1.	Party B has the right to bargain with or raise questions to the management of the company in order to advance concerns.

2.	Party B shall comply with laws and regulations and Party A’s corporate policies and code of ethics.

3.
Party B is subject to disciplinary actions and fines if he violates Party A’s corporate policies. Party A may bring claims for compensation against any violating conduct by Party B that causes damages to Party A.

4.
Party A may discharge Party B immediately if Party B (i) breaches the Agreement; (ii) engages in embezzlement and bribe-taking; (ii) conducts gross negligence or other conducts that are detrimental to the benefit of a third party; or (iv) commits a crime. Party B shall be liable for any damages caused to a third party as a result of his engagement in bribe-taking and other conducts.

5.
Party B shall keep confidential any trade secret or information on intellectual property of Party A. Party B shall not disclose such confidential information to any third party during and upon expiration of the Term of the Agreement. Party B shall return to Party A all documentations and materials relating to Party A’s operation and business upon leaving his position in the company.

6.	Party A shall only cover expenses and costs for accidents and work-related injuries that occur during Party B’s working hours.

VIII.	Execution of the Agreement

1.	This Agreement is effective from July 1, 2010 to June 30, 2015 upon execution of both Parties.

2.	This Agreement is executed into two duplicates. Each party shall hold one duplicate.

Party A: Shaanxi Aoxing Pharmaceutical Co., Ltd. (signature and stamp)

Party B: /s/ Ronghua Wang

Date: June 30, 2010